UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2007

Mettler-Toledo International Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH 8606 Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240
_______________________________________________
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:
+41-44-944-22-11 and 1-614-438-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, the Board of Directors of Mettler-Toledo International Inc. approved Mettler-Toledo’s 2007 Share Purchase Plan, under which employees of Mettler-Toledo may purchase shares of Mettler-Toledo using all or a portion of the bonus payable under the POBS Plus Incentive System for Members of the Group Management of METTLER TOLEDO.

Participation in, and issuance of shares under, the Share Purchase Plan will be subject to the approval of the Compensation Committee of the Board.  The issue price for shares under the Plan will be equal to the New York Stock Exchange closing price on the date of issuance.  All shares issued pursuant to the Plan will be restricted for a period of five years from the date of issuance, during which time they may not be sold, assigned, transferred or otherwise disposed of, nor may they be pledged or otherwise hypothecated.

The foregoing description of the Plan is qualified by reference to the full text of the Plan, which is attached to this report as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

10.1	Mettler-Toledo International Inc. 2007 Share Purchase Plan, dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Dated: November 6, 2007	By:	/s/ James Bellerjeau
James Bellerjeau
General Counsel

Exhibit Index

Exhibit No.             Description

10.1	Mettler-Toledo International Inc. 2007 Share Purchase Plan, dated November 1, 2007